Exhibit 10.4

WAIVER AGREEMENT

This WAIVER AGREEMENT (this “Agreement”) dated April 27, 2016 (the “Effective Date”) is among CARBO Ceramics Inc., a Delaware corporation (the “Borrower”), the Lenders (as defined below) and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”), as swing line lender (the “Swing Line Lender”), and as issuing lender (in such capacity, the “Issuing Lender”) for such Lenders.

RECITALS

A. The Borrower is party to that certain Credit Agreement dated as of January 29, 2010, among the Borrower, the lenders party thereto from time to time (the “Lenders”), the Administrative Agent, the Swing Line Lender, and the Issuing Lender (as heretofore amended and as may be further amended, restated or otherwise modified from time to time, the “Credit Agreement”).

B. The Borrower failed to comply with the Asset Coverage Ratio covenant under Section 6.18 of the Credit Agreement (as in effect prior to this Agreement) for the months ended January 31, 2016, February 29, 2016 and March 31, 2016 (collectively, the “Existing Defaults”).

C. The Borrower has requested that the Lenders waive the Existing Defaults, as provided herein and subject to the terms and conditions set forth herein.

THEREFORE, the Borrower, the Lenders, the Administrative Agent, the Swing Line Lender, and the Issuing Lender hereby agree as follows:

Section 1. Defined Terms. As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.

Section 2. Other Definitional Provisions. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” means “including, without limitation.” Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 3. Waiver.

(a) The Borrower hereby acknowledges and agrees that each of the Existing Defaults has occurred, is continuing and constitutes an Event of Default for all purposes under the Credit Documents.

(b) Subject to the terms and conditions of this Agreement, the Lenders hereby waive the Existing Defaults. The waiver by the Lenders is contingent upon the satisfaction of the conditions precedent set forth in Section 5 below and is limited to the Existing Defaults. Such waiver of the Existing Defaults is permanent and is limited to the extent expressly described herein and shall not be construed to be a consent to or a permanent waiver of noncompliance with Section 6.18 of the Credit Agreement for any periods other than the periods expressly set out herein or any other terms, provisions, covenants, warranties or agreements contained in the Credit Agreement or in any of the other Credit Documents.

(c) The Secured Parties expressly reserve the right to exercise any rights and remedies available to them in connection with any other present or future defaults with respect to the Credit Agreement (other than the Existing Defaults) or any other provision of any Credit Document.

(d) The descriptions herein of the Existing Defaults are based upon the information provided to the Lenders on or prior to the date hereof and shall not be deemed to exclude the existence of any other Defaults or Events of Default. The failure of the Lenders to give notice to any Credit Party of any such other Defaults or Events of Default is not intended to be nor shall be a waiver thereof. Each Credit Party hereby agrees and acknowledges that the Lenders require and will require strict performance by the Credit Parties of all of their respective obligations, agreements and covenants contained in the Credit Agreement and the other Credit Documents, and no inaction or action by the Administrative Agent, the Issuing Lender, the Swing Line Lender, or any Lender regarding any Default or Event of Default (including but not limited to the Existing Defaults) under any of the Credit Documents is intended to be or shall be a waiver thereof other than the permanent waiver of the Existing Defaults expressly provided for in this Section 3. Each Credit Party hereby also agrees and acknowledges that no course of dealing and no delay in exercising any right, power, or remedy conferred to any Lender in the Credit Agreement or in any other Credit Document or now or hereafter existing at law, in equity, by statute, or otherwise shall operate as a waiver of or otherwise prejudice any such right, power, or remedy (collectively, the “Lender Rights”). For the avoidance of doubt, each Credit Party also agrees and acknowledges that neither the waiver provided in this Agreement nor any other waiver provided by the Lenders prior to the date hereof shall operate as a waiver of or otherwise prejudice any of the Lender Rights other than the permanent waiver of the Existing Defaults expressly provided for in this Section 3.

Section 4. Borrower Representations and Warranties. The Borrower represents and warrants that: (a) the representations and warranties contained in the Credit Agreement, and the representations and warranties contained in the other Credit Documents, are true and correct in all material respects on and as of the Effective Date as if made on as and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date; (b) after giving effect to this Agreement, no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate power and authority of the Borrower and have been duly authorized by appropriate corporate and governing action and proceedings; (d) this Agreement constitutes the legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) as of the Effective Date, (i) there are no Material Domestic Subsidiaries and (ii) no Non-Material Domestic Subsidiary is required to be a Guarantor pursuant to Section 5.6 of the Credit Agreement and (f) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement.

Section 5. Conditions to Effectiveness. This Agreement shall become effective on the Effective Date and enforceable against the parties hereto upon the receipt by the Administrative Agent of this Agreement executed and delivered by each of the Borrower, the Administrative Agent, the Swing Line Lender, the Issuing Lender, and the Majority Lenders.

Section 6. Acknowledgments and Agreements.

(a) The Borrower acknowledges and agrees that Secured Obligations are payable without defense, offset, counterclaim or recoupment.

(b) The Administrative Agent and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Credit Documents. Except as expressly provided in Section 2 hereof, nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Credit Documents, (ii) any of the agreements, terms or conditions contained in any of the Credit Documents, (iii) any rights or remedies of the Administrative Agent or any Lender with respect to the Credit Documents or (iv) the rights of the Administrative Agent or any Lender to collect the full amounts owing to them under the Credit Documents.

(c) Each of the Borrower, the Administrative Agent, the Swing Line Lender, the Issuing Lender and the Lenders does hereby adopt, ratify, and confirm the Credit Agreement, and acknowledges and agrees that the Credit Agreement is and remains in full force and effect, and the Borrower acknowledges and agrees that its liabilities and obligations under the Credit Agreement are not impaired in any respect by this Agreement.

(d) This Agreement is a Credit Document for the purposes of the provisions of the other Credit Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.

(e) Each party hereto hereby agrees that, in no event and under no circumstance shall any past or future discussions with the Administrative Agent or any other Secured Party, serve to (i) cause a modification of the Credit Documents, (ii) establish a custom or course of dealing with respect to any of the Credit Documents, (iii) operate as a waiver of any existing or future Default or Event of Default under the Credit Documents, (iv) entitle any Credit Party to any other or further notice or demand whatsoever beyond those required by the Credit Documents, or (v) in any way modify, change, impair, affect, diminish or release any Credit Party’s obligations or liability under the Credit Documents, or any other liability any Credit Party may have to the Administrative Agent, the Issuing Lender, the Swing Line Lender, or any other Secured Party.

Section 7. Release. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Credit Party hereby, for itself and its successors and assigns, fully and without reserve, releases, acquits, and forever discharges each Secured Party, its respective successors and assigns, officers, directors, employees, representatives, trustees, attorneys, agents and affiliates (collectively the “Released Parties” and individually a “Released Party”) from any and all actions, claims, demands, causes of action, judgments, executions, suits, debts, liabilities, costs, damages, expenses or other obligations of any kind and nature whatsoever, direct and/or indirect, at law or in equity, whether now existing or hereafter asserted, whether absolute or contingent, whether due or to become due, whether disputed or undisputed, whether known or unknown (INCLUDING, WITHOUT LIMITATION, ANY OFFSETS, REDUCTIONS, REBATEMENT, CLAIMS OF USURY OR CLAIMS WITH RESPECT TO THE NEGLIGENCE OF ANY RELEASED PARTY) (collectively, the “Released Claims”), for or because of any matters or things occurring, existing or actions done, omitted to be done, or suffered to be done by any of the Released Parties, in each case, on or prior to the later of (a) the Effective Date and (b) the date the Credit Parties execute and deliver their signature pages hereto to the Administrative Agent (or its counsel), and are in any way directly or indirectly arising out of or in any way connected to any of this Agreement, the Credit Agreement, any other Credit Document, or any of the transactions contemplated hereby or thereby (collectively, the “Released Matters”). Each Credit Party, by execution hereof, hereby acknowledges and agrees that the agreements in this Section 7 are intended to cover and be in full satisfaction for all or any alleged injuries or damages arising in connection with the Released Matters herein compromised and settled.

Each Credit Party hereby further agrees that it will not sue any Released Party on the basis of any Released Claim released, remised and discharged by the Credit Parties pursuant to this Section 7. In entering into this Agreement, each Credit Party consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Released Parties and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth herein do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity hereof. The provisions of this Section 7 shall survive the termination of this Agreement, the Credit Agreement and the other Credit Documents and payment in full of the Obligations.

Section 8. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. This Agreement may be executed by facsimile signature and all such signatures shall be effective as originals.

Section 9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 10. Invalidity. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

Section 11. Governing Law. This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of Texas.

Section 12. USA PATRIOT Act. Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Credit Party that pursuant to the requirements of the PATRIOT Act it is required to obtain, verify and record information that identifies such Credit Party, which information includes the name and address of such Credit Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Credit Party in accordance with the PATRIOT Act.

Section 13. Entire Agreement. THIS AGREEMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AGREEMENT, THE NOTES, AND THE OTHER CREDIT DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[signature pages follow]

EXECUTED effective as of the date first above written.

BORROWER:

CARBO CERAMICS INC.

By:	/S/ ERNESTO BAUTISTA III
Ernesto Bautista III
Vice President and Chief Financial Officer

Signature Page to Waiver Agreement

ADMINISTRATIVE AGENT/LENDER

WELLS FARGO BANK, NATIONAL ASSOCIATION as Administrative Agent, Swing Line Lender, Issuing Lender and sole Lender

By:	/S/ DAVID MAYNARD

Name:	David Maynard

Title:	Senior Vice President

Signature Page to Waiver Agreement